Exhibit 99.1

COUSINS PROPERTIES INCORPORATED
QUARTERLY INFORMATION PACKAGE
For the Quarter Ended September 30, 2003

I.	Press Release

Press Release

Consolidated Statements of Income

Net Income and Funds From Operations Basic Reconciliation

Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Form 8-K filed on March 9, 2001. The words “believes,” “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

FOR IMMEDIATE RELEASE

CONTACT:	Tom G. Charlesworth Executive Vice President, Chief Financial Officer and Chief Investment Officer (770) 857-2376 tomcharlesworth@cousinsproperties.com	Mark A. Russell Vice President – Chief Financial Analyst and Director of Investor Relations (770) 857-2449 markrussell@cousinsproperties.com

Web site address:www.cousinsproperties.com

COUSINS PROPERTIES REPORTS RESULTS FOR
THIRD QUARTER 2003

-	Net Income Available to Common Stockholders per share increased 396% to $1.19 for the third quarter of 2003 and 588% to $4.68 per share for the nine months ended September 30, 2003 due primarily to gains on sales of properties

-	Funds From Operations Available to Common Stockholders per share decreased 16% to $.51 for the third quarter of 2003 and increased 21% to $2.01 per share for the nine months ended September 30, 2003

-	91% occupancy level for total portfolio at September 30, 2003

     ATLANTA (October 27, 2003) — Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the third quarter and nine months ended September 30, 2003. All per share amounts are reported on a diluted basis; basic per share data is included in the financial tables accompanying this release.

     Net Income Available to Common Stockholders (“Net Income Available”) per share increased 396% to $1.19 for the third quarter of 2003 from $0.24 per share for the third quarter of 2002. Net Income Available increased 393% to $59.2 million for the third quarter of 2003 from $12.0 million for the third quarter of 2002. For the nine months ended September 30, 2003, Net Income Available per share increased 588% to $4.68 from $0.68 per share for the same period last year. Net Income Available increased 577% to $230.3 million for the nine months ended September 30, 2003 from $34.0 million for the same period last year.

     Funds From Operations Available to Common Stockholders (“FFO”) per share decreased 16% to $0.51 for the third quarter of 2003 from $0.61 per share for the third quarter of 2002. FFO decreased 17% to $25.5 million for the third quarter of 2003 from $30.6 million for the third quarter of 2002. For the nine months ended September 30, 2003, FFO per share increased 21% to $2.01 from $1.66 per share for the same period last year. FFO increased 18% to $99.0 million for the nine months ended September 30, 2003 from $83.7 million for the same period last year.

     During the third quarter of 2003, the Company sold two retail centers, Presidential MarketCenter for $47.2 million and Perimeter Expo for $45.2 million. The sales of these properties generated a combined

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CUZ Reports Third Quarter Results

October 27, 2003

GAAP gain, net of applicable income taxes, of $49.4 million. In the nine months ended September 30, 2003, the Company sold four properties that generated combined GAAP gains, net of applicable income taxes and minority interest, of approximately $93.4 million. The gains on these sales for income tax purposes totaled $107.2 million. These gains are in addition to the $90.0 million of GAAP deferred gain recognized in the second quarter of 2003, which is associated with the formation of CP Venture. A schedule entitled “Summary of Gains on Sales of Investment Properties” is included in the Form 8-K referred to below and on the “Supplemental SEC Information” link on the Investor Relations page of the Company’s Web site. In September 2003, the Company distributed approximately $100.5 million (or $2.07 per share) in the form of a special dividend to its common stockholders which reflects a portion of the income tax gain from the sale of the four properties referred to above.

     In addition to the sale of retail centers, in the third quarter of 2003, the Company sold a tract of land in Wildwood Office Park for $2.5 million that generated a gain of approximately $1.9 million. Net profits from residential lot sales, including the Company’s share of residential lot sales in unconsolidated joint ventures, totaled $1.7 million and $4.0 million for the third quarter and nine months ended September 30, 2003, respectively. The Company’s share of lots sold for the three and nine-month periods in 2003 totaled 93 and 315, respectively. As of September 30, 2003, the Company and its joint ventures had 14 residential projects under development representing approximately 11,375 lots, of which the Company’s share is 4,889 lots. The Company expects these projects to be completed within two to ten years.

     Rental property revenues less rental property operating expenses decreased in both the third quarter and nine month 2003 periods compared to the comparable 2002 periods for both continuing and discontinued operations, which decreased both Net Income Available and FFO. These decreases were partially offset by the receipt of approximately $1.2 million of lease termination fees during the third quarter of 2003 and fully offset by the receipt of approximately $23.7 million of lease termination fees during the nine months of 2003.

     In July 2003, the Company closed a public offering of 4,000,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock. The net proceeds to the Company from the offering were approximately $96.5 million and were used to pay down the Company’s unsecured credit facility and for general corporate purposes.

     At September 30, 2003, the Company’s portfolio of operational office and medical office buildings was 91% leased and its operational retail centers were 93% leased, resulting in a 91% overall leased level. The Company’s newest retail center, The Avenue West Cobb, opened in October 2003. At opening, this retail center was 88% leased and encompassed 205,000 square feet.

     Tom Bell, president and CEO of Cousins Properties, said, “The third quarter brought some significant events for the Company and its stockholders. Early in the quarter we raised $100 million from very attractively priced perpetual preferred stock, providing funding for future investment activity in a very cost effective manner from the standpoint of our common stockholders. We also captured extraordinary

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CUZ Reports Third Quarter Results

October 27, 2003

value creation with the sales of four assets this year, including two sales in the middle of the third quarter. Value creation is a key objective for us and we were pleased with the $76 million of value creation achieved by these sales. As previously announced, the Board approved a $100 million special dividend in September as a result of the significant gains realized on these asset sales. The distribution once again demonstrated our willingness to actively manage our capital base to enhance overall shareholder returns.”

     Bell continued, “Our retail and land divisions are performing well. Retail’s latest project, The Avenue West Cobb, opened in October at 88% leased, which is the highest leased percentage for the opening of any of our four Avenue projects. The retail division’s shadow pipeline is also strong with potential development projects in the Southeast, Southwest and West Coast. In Land, our CL Realty Venture with our partner, Temple-Inland, continues to pursue new developments in Texas, Georgia and Florida, while the TEMCO partnership, also with Temple-Inland, is moving ahead with projects in suburban Atlanta. Our office portfolio remains at more than 90% leased, an accomplishment in this environment.”

     The Consolidated Statements of Income and a schedule entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income Available to FFO, are attached to this press release. More detailed information on the quarterly and nine month Net Income Available and FFO results is included in the “Net Income and Funds From Operations-Supplemental Detail and Reconciliations” schedule which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company expects to furnish to the Securities and Exchange Commission (“SEC”) on October 27, 2003, and which can be viewed through the “Quarterly Disclosures” and “SEC Filings” link on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department, (770) 857-2449.

     The Company will conduct a conference call at 11:00 a.m. (Eastern time) on October 28, 2003, to discuss the results of the third quarter and first nine months of 2003. The number to call for this interactive teleconference is (913) 981-5519. A replay of the conference call will be available until November 11, 2003 by dialing (719) 457-0820 and entering the passcode, 693576.

     The Company will provide an online Web simulcast and rebroadcast of its third quarter 2003 earnings release conference call. The live broadcast of Cousins’ quarterly conference call will be available through the “Q3 2003 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com, at www.streetevents.com and at www.fulldisclosure.com. The rebroadcast will be available on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com.

     Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office and land development projects. The Company’s portfolio consists of interests in 13.9 million square feet of office and medical office space, 2.1 million square feet of retail space, and more than 300 acres of strategically located land

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CUZ Reports Third Quarter Results

October 27, 2003

for future commercial development. Cousins also provides leasing and management services to third-party investors; its client-services portfolio comprises 6.3 million square feet of office space. Cousins is a fully integrated equity real estate investment trust (REIT) that has been public since 1962 and trades on the New York Stock Exchange under the symbol “CUZ.” For more information on the Company, please visit Cousins’ Web site at www.cousinsproperties.com.

     Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Form 8-K filed on March 9, 2001. The words “believes,” “expects,” “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(UNAUDITED)
($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

REVENUES:
Rental property revenues	$33,490	$36,450	$121,090	$104,707
Development income	558	918	2,230	3,076
Management fees	2,227	2,308	6,519	6,950
Leasing and other fees	772	1,802	3,117	3,655
Residential lot and outparcel sales	2,833	2,481	8,373	7,037
Interest and other	1,393	1,070	3,974	3,319

	41,273	45,029	145,303	128,744

INCOME FROM UNCONSOLIDATED JOINT VENTURES	6,932	6,880	21,092	20,511

COSTS AND EXPENSES:
Rental property operating expenses	11,229	10,794	32,418	30,377
General and administrative expenses	7,331	6,315	22,189	20,616
Depreciation and amortization	12,851	13,998	40,518	36,209
Residential lot and outparcel cost of sales	1,846	2,414	6,445	5,828
Interest expense	6,611	8,963	24,263	25,972
Loss on debt extinguishment	—	—	—	3,501
Property taxes on undeveloped land	149	198	552	548
Other	578	1,094	2,329	2,904

	40,595	43,776	128,714	125,955

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	7,610	8,133	37,681	23,300
PROVISION FOR INCOME TAXES FROM OPERATIONS	231	147	1,017	1,250

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF INVESTMENT PROPERTIES	7,379	7,986	36,664	22,050
GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF APPLICABLE INCOME TAX PROVISION	2,178	1,028	94,137	3,100

INCOME FROM CONTINUING OPERATIONS	9,557	9,014	130,801	25,150

DISCONTINUED OPERATIONS, NET OF APPLICABLE INCOME TAXES:
Income from discontinued operations	668	2,996	7,506	8,847
Gain on sale of investment properties, net of minority interest	50,386	—	93,398	—

	51,054	2,996	100,904	8,847

NET INCOME	60,611	12,010	231,705	33,997
PREFERRED DIVIDENDS	1,421	—	1,421	—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$59,190	$12,010	$230,284	$33,997

BASIC INCOME PER COMMON SHARE:
Income from continuing operations available to common stockholders	$.17	$.18	$2.68	$.51
Discontinued operations	1.05	.06	2.09	.18

Basic net income available to common stockholders	$1.22	$.24	$4.77	$.69

DILUTED INCOME PER COMMON SHARE:
Income from continuing operations available to common stockholders	$.16	$.18	$2.63	$.50
Discontinued operations	1.03	.06	2.05	.18

Diluted net income available to common stockholders	$1.19	$.24	$4.68	$.68

COMMON DIVIDENDS DECLARED PER SHARE	$2.44	$.37	$3.18	$1.11

WEIGHTED AVERAGE SHARES	48,370	49,584	48,258	49,525

DILUTED WEIGHTED AVERAGE SHARES	49,643	50,152	49,205	50,275

COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
NET INCOME AND FUNDS FROM OPERATIONS BASIC RECONCILIATION
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net Income Available to Common Stockholders	$59,190	$12,010	$230,284	$33,997
Depreciation and amortization:
Consolidated	12,851	13,998	40,518	36,209
Discontinued operations	44	1,674	1,871	4,830
Share of unconsolidated joint ventures	4,659	4,492	13,788	13,330
Depreciation of furniture, fixtures and equipment and amortization of specifically identifiable intangible assets:
Consolidated	(668)	(546)	(1,841)	(1,606)
Share of unconsolidated joint ventures	(9)	(2)	(26)	(7)
Gain on sale of investment properties, net of applicable income tax provision	(52,564)	(1,028)	(187,535)	(3,100)
Gain on sale of undepreciated investment properties	1,947	—	1,947	—

Funds From Operations Available to Common Stockholders	$25,450	$30,598	$99,006	$83,653

Weighted Average Shares	48,370	49,584	48,258	49,525

Per Share Available to Common Stockholders - Basic:
Net Income	$1.22	$.24	$4.77	$.69

Funds From Operations	$.53	$.62	$2.05	$1.69

Diluted Weighted Average Shares	49,643	50,152	49,205	50,275

Per Share Available to Common Stockholders - Diluted:
Net Income	$1.19	$.24	$4.68	$.68

Funds From Operations	$.51	$.61	$2.01	$1.66

     The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO, which is net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Prior year FFO has been restated to conform to NAREIT’s definition of FFO.

     Prior to 2003, the Company reported FFO based upon NAREIT’s definition with certain modifications, including the elimination of straight line rents and reporting stock appreciation rights on a cash basis. A schedule reconciling net income with FFO reported by the Company and FFO calculated pursuant to NAREIT’s definition for the past ten years is available through the “Supplemental SEC Information” link on the Company’s Web site at www.cousinsproperties.com.

     FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.

     In October 2003, NAREIT revised its prior FFO implementation guidance by stating that impairment write-downs of depreciable real estate assets should no longer be an adjustment to FFO. Accordingly, the Company’s FFO for the nine months ended September 30, 2003 has been restated to include the $551,000 impairment loss recognized in the first quarter 2003 as a reduction in FFO.

     In the first quarter 2002, the Company incurred a $3,501,000 loss on early extinguishment of debt and treated it as an extraordinary item in accordance with GAAP. Extraordinary items are not deductible in calculating FFO. As of January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 145 (“SFAS No. 145”), which no longer characterizes such costs as extraordinary and which requires prior periods to be restated. FFO for the nine months ended September 30, 2002 has accordingly been restated. Adoption of SFAS No. 145 had no effect on Net Income.